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                                                                   EXHIBIT (12)

FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                        NINE
                                                      MONTHS                                 Years Ended December 31,
                                                       ENDED   ------------------------------------------------------
                                                   SEPT. 30,
(In millions)                                           2000       1999        1998       1997        1996       1995
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
EXCLUDING INTEREST ON DEPOSITS
  Pretax income from continuing
    operations                                      $   (213)     4,831       3,965       3,793      3,534      3,409
  Fixed charges, excluding capitalized
    interest                                           3,763      3,751       3,504       2,526      2,224      1,821
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        Earnings                              (A)   $  3,550      8,582       7,469       6,319      5,758      5,230
=====================================================================================================================
Interest, excluding interest on deposits            $  3,663      3,645       3,395       2,420      2,120      1,716
One-third of rents                                       100        106         109         106        104        105
Capitalized interest                                      --         --          --          --          5          4
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        Fixed charges                         (B)   $  3,763      3,751       3,504       2,526      2,229      1,825
=====================================================================================================================
Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                             (A)/(B)       0.94 X     2.29        2.13        2.50       2.58       2.87
=====================================================================================================================
INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                      $   (213)     4,831       3,965       3,793      3,534      3,409
  Fixed charges, excluding capitalized
    interest                                           7,665      7,805       7,820       6,674      6,255      5,837
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        Earnings                              (C)   $  7,452     12,636      11,785      10,467      9,789      9,246
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Interest, including interest on deposits            $  7,565      7,699       7,711       6,568      6,151      5,732
One-third of rents                                       100        106         109         106        104        105
Capitalized interest                                     --          --          --          --          5          4
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        Fixed charges                         (D)   $  7,665      7,805       7,820       6,674      6,260      5,841
=====================================================================================================================
Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                             (C)/(D)       0.97 X     1.62        1.51        1.57       1.56       1.58
=====================================================================================================================
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